    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1998.


                                                      REGISTRATION NO. 333-48567
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                            FINLAY ENTERPRISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    5944                                   13-3492802
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                     (IRS EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                             ----------------------

                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 808-2800
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                              BONNI G. DAVIS, ESQ.
                        SECRETARY AND CORPORATE COUNSEL
                            FINLAY ENTERPRISES, INC.
                                529 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 808-2800
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------


                                   Copies to:

        JAMES M. DUBIN, ESQ.                          ROBERT A. PROFUSEK, ESQ.
       EDWIN S. MAYNARD, ESQ.                         ROBERT A. ZUCCARO, ESQ.
PAUL, WEISS, RIFKIND, WHARTON & GARRISON             JONES, DAY, REAVIS & POGUE
     1285 AVENUE OF THE AMERICAS                        599 LEXINGTON AVENUE
      NEW YORK, NEW YORK 10019                        NEW YORK, NEW YORK 10022
           (212) 373-3000                                   (212) 326-3939

                             ----------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /_____________________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / _____________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             ----------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the various expenses payable in connection with the offering of the shares being registered hereby, other than underwriting discounts and commissions. All the amounts shown are estimates, except the Securities and Exchange Commission registration fee and the NASD filing fee. All of such expenses are being borne by the Company.

SEC registration fee..............................................  $  35,424
NASD filing fee...................................................     12,508
Accounting fees and expenses......................................    150,000(1)
Legal fees and expenses...........................................    750,000(1)
Printing and engraving expenses...................................    300,000(1)
Miscellaneous fees and expenses...................................    314,000(1)
                                                                    ---------
       Total......................................................  $1,514,000
                                                                     -------
                                                                     -------

------------------
(1) Estimated.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the Delaware General Corporation Law (the 'DGCL') permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Company eliminates the personal liability of directors to the fullest extent permitted by the DGCL.

     Section 145 of the DGCL ('Section 145'), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

     The Certificate of Incorporation of the Company provides for the indemnification of officers and directors and certain other parties (the 'Indemnitees') of the Company to the fullest extent permitted under Delaware law; provided, that, except in the case of proceedings to enforce rights to indemnification, the Company shall indemnify such Indemnitee in connection with a proceeding initiated by such Indemnitee only if such proceeding was authorized by the Board of Directors of the Company.

     Finlay is a party to indemnification agreements with each of Finlay's directors and executive officers. The indemnification agreements require, among other things, that Finlay indemnify its directors and executive officers against certain liabilities and associated expenses arising from their service as directors and executive officers of Finlay and reimburse certain related legal and other expenses. In the event of a Change in Control (as defined therein) Finlay will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification. Finlay also covers each director and executive officer under a directors and officers liability insurance policy maintained by Finlay in such amounts as the Board of Directors of the Company finds reasonable. Although the indemnification agreements offer coverage similar to the provisions in the Restated Certificate of Incorporation, they provide greater assurance to directors and executive officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

     The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and officers, persons who control the Company within the meaning of Section 15 of the Securities Act for certain liabilities, including liabilities arising thereunder.

     Certain of the employment and consulting agreements described in the Prospectus under the captions 'Management -- Executive Compensation -- Employment Agreements and Change of Control Arrangements' and 'Management -- Executive Compensation -- Directors' Compensation' contain provisions entitling the executive or consultant, as the case may be, to indemnification for losses incurred in the course of service to the Company or Finlay Jewelry, under certain circumstances.

     Thomas H. Lee Company provides indemnification to Warren C. Smith in connection with his service as a director of the Company and Finlay Jewelry.



ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits.


EXHIBIT
NUMBER         DESCRIPTION OF DOCUMENT
------         -----------------------
1.1      --    Form of Underwriting Agreement -- Equity Offering.
1.2      --    Form of Underwriting Agreement -- Senior Debentures.
1.3      --    Form of Underwriting Agreement -- Senior Notes.
3.1      --    Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 filed as part of the Annual Report on Form 10-K for the period ended January 28, 1995 filed by the
               Company on April 12, 1995).
3.2      --    By-laws of the Company (incorporated by reference to Exhibit 3.2 of Form S-1 Registration
               Statement, Registration No. 33-88938).
4.1      --    Article Fourth of the Certificate of Incorporation and Articles II and VI of the By-laws
               (incorporated by reference to Exhibit 4.1 on Form S-1 Registration Statement, Registration No.
               33-88938).
4.2      --    Specimen Common Stock certificate (incorporated by reference to Exhibit 4.2 of Form S-1
               Registration Statement, Registration No. 33-88938).
4.3      --    Specimen 12% Senior Discount Debenture Due 2005 issued by the Company (incorporated by reference to Exhibit 4.3 filed as part of the Current Report on Form 8-K filed by the Company on June 10, 1993)
4.4  (a) --    Indenture dated as of May 26, 1993 between the Company and Marine Midland Bank, as trustee, relating to the 12% Senior Discount Debentures Due 2005 issued by the Company (incorporated by reference to Exhibit 4.4 filed as part of the Current Report on Form 8-K filed by the Company on June 10, 1993).
4.4  (b) --    First Supplemental Indenture dated as of October 28, 1994 among the Company, Sonab Holdings,
               Inc. ('Sonab Holdings'), Sonab International, Inc. ('Sonab International'), Sonab and Marine
               Midland Bank, as trustee to the indenture relating to the 12% Senior Discount Debentures due
               2005 issued by the Company (incorporated by reference to Exhibit 4.1 filed as part of the
               Quarterly Report on Form 10-Q for the period ended October 29, 1994 filed by the Company on
               December 13, 1994).
4.4  (c) --    Second Supplemental Indenture, dated as of July 14, 1995, among the Company, Sonab Holdings,
               Sonab International, Sonab and Marine Midland Bank, as trustee, to the indenture relating to the 12% Senior Discount Debentures due 2005 issued by the Company (incorporated by reference to Exhibit 4.1 filed as part of the Quarterly Report on Form 10-Q for the period ended July
               29, 1995 filed by the Company on September 9, 1995).

4.5      --    Indenture, dated as of April   , 1998, between the Company and Marine Midland Bank, as
               trustee, relating to the      % Senior Debentures due 2008 issued by the Company.
4.6      --    Pledge Agreement between the Company, and Marine Midland Bank, as Pledgee, dated as of May 26,

               1993 (incorporated by reference to Exhibit 10.NN filed as part of the Annual Report for the period ended January 29, 1994 filed by the Company on Form 10-K on April 27, 1994).
4.7      --    Specimen 10 5/8% Senior Note Due 2003 issued by Finlay Jewelry (incorporated by reference to
               Exhibit 4.2 filed as part of the Current Report on Form 8-K filed by Finlay Jewelry on June
               10, 1993).
4.8  (a) --    Indenture dated as of May 26, 1993 between Finlay Jewelry and Marine Midland Bank, as trustee, relating to the 10 5/8% Senior Notes Due 2003 issued by Finlay Jewelry (incorporated by reference to Exhibit 4.3 filed as part of the Current Report on Form 8-K filed by Finlay
               Jewelry on June 10, 1993).
4.8  (b) --    First Supplemental Indenture dated as of October 28, 1994 among Finlay Jewelry, Sonab
               Holdings, Sonab International, Sonab and Marine Midland Bank, as trustee to the indenture relating to the 10 5/8% Senior Notes due 2003 issued by Finlay Jewelry (incorporated by reference to Exhibit 4.1 filed as part of the Quarterly Report on Form 10-Q for the period ended October 29, 1994 filed by Finlay Jewelry on December 13, 1994).
4.8  (c) --    Second Supplemental Indenture, dated as of July 14, 1995, among Finlay Jewelry, Sonab
               Holdings, Sonab International, Sonab and Marine Midland Bank, as trustee, to the indenture relating to the 10 5/8% Senior Notes due 2003 issued by Finlay Jewelry (incorporated by reference to Exhibit 4.1 filed as part of the Quarterly Report on Form 10-Q for the period ended July 29, 1995 filed by Finlay Jewelry on September 9, 1995).
4.9      --    Indenture, dated as of April   , 1998, between Finlay Jewelry and Marine Midland Bank, as
               trustee, as trustee, relating to the      % Senior Notes due 2008 issued by Finlay Jewelry.
4.10     --    Stock Purchase Agreement dated as of May 26, 1993 among the Company, Finlay Jewelry, THL
               Equity Holding Corp., Equity-Linked Investors, L.P. and Equity-Linked Investors-II
               (incorporated by reference to Exhibit 4.5 filed as part of the Current Report on Form 8-K filed by the Company on June 10, 1993).
4.11 (a) --    Amended and Restated Stockholders' Agreement dated as of March 6, 1995 among the Company,
               David B. Cornstein, Arthur E. Reiner, Robert S. Lowenstein, Norman S. Matthews, Ronald B.
               Grudberg, Harold S. Geneen, James Martin Kaplan, Electra Investment Trust, PLC, RHI Holdings,
               Inc., Jeffrey Branman, the Lee Holders listed on the signature page thereto, Equity-Linked
               Investors, L.P., Equity-Linked Investors-II and certain other security holders (incorporated by reference to Exhibit 4.9 filed as part of the Annual Report on Form 10-K for the period ended January 28, 1995 filed by the Company on April 12, 1995).
4.11 (b) --    Omnibus Amendment to Registration Rights and Stockholders' Agreements (incorporated by reference to Exhibit 10.10 filed as part of the Quarterly Report on Form 10-Q for the period ended November 1, 1997 filed by the Company on December 16, 1997).
4.12     --    Registration Rights Agreement dated as of May 26, 1993 among the Company, David B. Cornstein,
               Harold S. Geneen, Ronald B. Grudberg, Robert S. Lowenstein, John C. Belknap, James Martin
               Kaplan, Electra Investment Trust, PLC, RHI Holdings, Inc., Jeffrey Branman, Andrew U. Belknap,
               Timothy H. Belknap, THL Equity Holding Corp., Equity-Linked Investors, L.P. and Equity-Linked
               Investors-II (incorporated by reference to Exhibit 4.7 filed as part of the Current Report on
               Form 8-K filed by the Company on June 10, 1993).
4.13     --    Security and Pledge Agreement between the Company and Marine Midland Bank, as collateral agent
               and pledgee, dated as of April   , 1998, relating to the     % Senior Debentures due
                        , 2008.
5.1      --    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

 5.2     --    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

12.1     --    Statement Regarding Computation of Ratios.
23.1     --    Consent of Arthur Andersen LLP.
23.2     --    Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1 and Exhibit 5.2).
24.1*    --    Power of Attorney.
25.1     --    Statement of Eligibility of Trustee on Form T-1.
27.1*    --    Financial Data Schedule.


------------------
* Previously filed.


ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to its Certificate of Incorporation, By-Laws, the Underwriting Agreement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The Company hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933 THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THE 17TH DAY OF APRIL 1998.


                                          FINLAY ENTERPRISES, INC.

                                          By: /s/ BARRY D. SCHECKNER
                                              -----------------------------
                                                     Barry D. Scheckner
                                                 Senior Vice President and
                                                  Chief Financial Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                   NAME                                       TITLE                            DATE
-------------------------------------------  ----------------------------------------   -------------------
                    *                        Chairman of the Board and Director              April 17, 1998
------------------------------------------
            David B. Cornstein

                    *                        President, Chief Executive Officer, Vice        April 17, 1998
------------------------------------------   Chairman and Director (Principal
             Arthur E. Reiner                Executive Officer)

          /s/ BARRY D. SCHECKNER             Senior Vice President and Chief                 April 17, 1998
------------------------------------------   Financial Officer (Principal Financial
            Barry D. Scheckner               Officer)

                    *                        Treasurer (Principal Accounting Officer)        April 17, 1998
------------------------------------------
             Bruce E. Zurlnick

                    *                        Director                                        April 17, 1998
------------------------------------------
            Norman S. Matthews

                    *                        Director                                        April 17, 1998
------------------------------------------

            James Martin Kaplan

                    *                        Director                                        April 17, 1998
------------------------------------------
              Rohit M. Desai

                    *                        Director                                        April 17, 1998
------------------------------------------
               Thomas H. Lee

                    *                        Director                                        April 17, 1998
------------------------------------------
           Warren C. Smith, Jr.

                    *                        Director                                        April 17, 1998
------------------------------------------
             Hanne M. Merriman


*By: /s/ BARRY D. SCHECKNER
     -----------------------
         Barry D. Scheckner
          Attorney-in-Fact

                                 EXHIBIT INDEX


  EXHIBIT
   NUMBER     DESCRIPTION OF DOCUMENT
------------  -------------------------------------------------------------------------------------------------------
  1.1          --   Form of Underwriting Agreement -- Equity Offering.
  1.2          --   Form of Underwriting Agreement -- Senior Debentures.
  1.3          --   Form of Underwriting Agreement -- Senior Notes.
  3.1          --   Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 filed as part of the Annual Report on Form 10-K for the period ended January 28, 1995 filed by the Company on April 12, 1995).
  3.2          --   By-laws of the Company (incorporated by reference to Exhibit 3.2 of Form S-1 Registration
                    Statement, Registration No. 33-88938).
  4.1          --   Article Fourth of the Certificate of Incorporation and Articles II and VI of the By-laws
                    (incorporated by reference to Exhibit 4.1 on Form S-1 Registration Statement, Registration No.
                    33-88938).
  4.2          --   Specimen Common Stock certificate (incorporated by reference to Exhibit 4.2 of Form S-1
                    Registration Statement, Registration No. 33-88938).
  4.3          --   Specimen 12% Senior Discount Debenture Due 2005 issued by the Company (incorporated by reference to Exhibit 4.3 filed as part of the Current Report on Form 8-K filed by the Company on June 10,
                    1993).
  4.4(a)       --   Indenture dated as of May 26, 1993 between the Company and Marine Midland Bank, as trustee, relating to the 12% Senior Discount Debentures Due 2005 issued by the Company (incorporated by reference to Exhibit 4.4 filed as part of the Current Report on Form 8-K filed by the Company on
                    June 10, 1993).
  4.4(b)       --   First Supplemental Indenture dated as of October 28, 1994 among the Company, Sonab Holdings, Inc.
                    ('Sonab Holdings'), Sonab International, Inc. ('Sonab International'), Sonab and Marine Midland
                    Bank, as trustee to the indenture relating to the 12% Senior Discount Debentures due 2005 issued by the Company (incorporated by reference to Exhibit 4.1 filed as part of the Quarterly Report on
                    Form 10-Q for the period ended October 29, 1994 filed by the Company on December 13, 1994).
  4.4(c)       --   Second Supplemental Indenture, dated as of July 14, 1995, among the Company, Sonab Holdings,
                    Sonab International, Sonab and Marine Midland Bank, as trustee, to the indenture relating to the
                    12% Senior Discount Debentures due 2005 issued by the Company (incorporated by reference to
                    Exhibit 4.1 filed as part of the Quarterly Report on Form 10-Q for the period ended July 29, 1995 filed by the Company on September 9, 1995).
  4.5          --   Indenture, dated as of April   , 1998, between the Company and Marine Midland Bank, as trustee
                    relating to the       % Senior Debentures due 2008 issued by the Company.
  4.6          --   Pledge Agreement between the Company, and Marine Midland Bank, as Pledgee, dated as of May 26,
                    1993 (incorporated by reference to Exhibit 10.NN filed as part of the Annual Report for the period ended January 29, 1994 filed by the Company on Form 10-K on April 27, 1994).
  4.7          --   Specimen 10 5/8% Senior Note Due 2003 issued by Finlay Jewelry (incorporated by reference to
                    Exhibit 4.2 filed as part of the Current Report on Form 8-K filed by Finlay Jewelry on June 10,
                    1993).
  4.8(a)       --   Indenture dated as of May 26, 1993 between Finlay Jewelry and Marine Midland Bank, as trustee, relating to the 10 5/8% Senior Notes Due 2003 issued by Finlay Jewelry (incorporated by reference to Exhibit 4.3 filed as part of the Current Report on Form 8-K filed by Finlay Jewelry on June
                    10, 1993).

  EXHIBIT
   NUMBER     DESCRIPTION OF DOCUMENT
------------  -----------------------
  4.8(b)       --   First Supplemental Indenture dated as of October 28, 1994 among Finlay Jewelry, Sonab Holdings,
                    Sonab International, Sonab and Marine Midland Bank, as trustee to the indenture relating to the
                    10 5/8% Senior Notes due 2003 issued by Finlay Jewelry (incorporated by reference to Exhibit 4.1 filed as part of the Quarterly Report on Form 10-Q for the period ended October 29, 1994 filed by
                    Finlay Jewelry on December 13, 1994).
  4.8(c)       --   Second Supplemental Indenture, dated as of July 14, 1995, among Finlay Jewelry, Sonab Holdings,
                    Sonab International, Sonab and Marine Midland Bank, as trustee, to the indenture relating to the
                    10 5/8% Senior Notes due 2003 issued by Finlay Jewelry (incorporated by reference to Exhibit 4.1 filed as part of the Quarterly Report on Form 10-Q for the period ended July 29, 1995 filed by
                    Finlay Jewelry on September 9, 1995).
  4.9          --   Indenture, dated as of April   , 1998, between Finlay Jewelry and Marine Midland Bank, as
                    trustee, relating to the       % Senior Notes due 2008 issued by Finlay Jewelry.
  4.10         --   Stock Purchase Agreement dated as of May 26, 1993 among the Company, Finlay Jewelry, THL Equity
                    Holding Corp., Equity-Linked Investors, L.P. and Equity-Linked Investors-II (incorporated by reference to Exhibit 4.5 filed as part of the Current Report on Form 8-K filed by the Company on
                    June 10, 1993).
  4.11(a)      --   Amended and Restated Stockholders' Agreement dated as of March 6, 1995 among the Company, David
                    B. Cornstein, Arthur E. Reiner, Robert S. Lowenstein, Norman S. Matthews, Ronald B. Grudberg,
                    Harold S. Geneen, James Martin Kaplan, Electra Investment Trust, PLC, RHI Holdings, Inc., Jeffrey
                    Branman, the Lee Holders listed on the signature page thereto, Equity-Linked Investors, L.P.,
                    Equity-Linked Investors-II and certain other security holders (incorporated by reference to
                    Exhibit 4.9 filed as part of the Annual Report on Form 10-K for the period ended January 28, 1995 filed by the Company on April 12, 1995).
  4.11(b)      --   Omnibus Amendment to Registration Rights and Stockholders' Agreements (incorporated by reference to Exhibit 10.10 filed as part of the Quarterly Report on Form 10-Q for the period ended November
                    1, 1997 filed by the Company on December 16, 1997).
  4.12         --   Registration Rights Agreement dated as of May 26, 1993 among the Company, David B. Cornstein,
                    Harold S. Geneen, Ronald B. Grudberg, Robert S. Lowenstein, John C. Belknap, James Martin Kaplan,
                    Electra Investment Trust, PLC, RHI Holdings, Inc., Jeffrey Branman, Andrew U. Belknap, Timothy H.
                    Belknap, THL Equity Holding Corp., Equity-Linked Investors, L.P. and Equity-Linked Investors-II
                    (incorporated by reference to Exhibit 4.7 filed as part of the Current Report on Form 8-K filed by the Company on June 10, 1993).
  4.13         --   Security and Pledge Agreement between the Company and Marine Midland Bank, as collateral agent
                    and pledgee, dated as of April   , 1998, relating to the   % Senior Debentures due 2008.
  5.1          --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.
  5.2          --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.
 12.1          --   Statement Regarding Computation of Ratios.
 23.1          --   Consent of Arthur Andersen LLP.
 23.2          --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1 and Exhibit 5.2).
 24.1*         --   Power of Attorney.
 25.1          --   Statement of Eligibility of Trustee on Form T-1.
 27.1*         --   Financial Data Schedule.





------------------------
* Previously filed.